As filed with the Securities and Exchange Commission on November 6, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OCATA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	87- 0656515
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

33 Locke Drive

Marlborough, MA 01752

(508) 756-1212

(Address of Principal Executive Offices, including zip code)

Ocata Therapeutics, Inc. 2014 Stock Option and Incentive Plan

First Amendment to the Ocata Therapeutics, Inc. 2014 Stock Option and Incentive Plan

(Full Title of the Plans)

Paul Wotton

President and Chief Executive Officer

33 Locke Drive

Marlborough, MA 01752

(Name, Address and Telephone Number, including area code, of Agent For Service)

Copies to:

Mitchell Bloom, Esq.

William Collins, Esq.

Goodwin Procter LLP

Exchange Place

53 State Street

Boston, MA 02109

(617) 570-1000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Ocata Therapeutics, Inc. 2014 Stock Option and Incentive Plan
Shares Reserved for Grant
Common Stock, $0.01 par value per share	250,000 shares	(2)	$4.41	(3)	$1,102,500.00	(3)	$111.03
First Amendment to the Ocata Therapeutics, Inc. 2014 Stock Option and Incentive Plan
Shares Reserved for Grant
Common Stock, $0.01 par value per share	3,750,000 shares	(4)	$4.41	(3)	$16,537,500.00	(3)	$1,665.33
TOTAL	4,000,000 shares				$17,640,000.00		$1,776.36
(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also be deemed to cover such additional securities which become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transactions.
(2)	Represents shares of common stock issuable pursuant to the Ocata Therapeutics, Inc. 2014 Stock Option and Incentive Plan on November 12, 2014
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act. The proposed maximum aggregate offering price is based upon the average of the high and low sales prices of the Registrant’s Common Stock, as reported on the Nasdaq Global Select Market on October 30, 2015.
(4)	Represents shares of common stock issuable pursuant to the First Amendment to the Ocata Therapeutics, Inc. 2014 Stock Option and Incentive Plan on July 22, 2015.

EXPLANATORY NOTE

At the 2014 annual meeting of stockholders of Ocata Therapeutics, Inc. (the “Company”), which was held on November 12, 2014 (the “2014 Annual Meeting”), the Company’s stockholders approved the Company’s 2014 Stock Option and Incentive Plan (the “2014 Stock Option Plan”). The 2014 Stock Option Plan previously had been approved, subject to stockholder approval, by the Company’s Board of Directors on September 8, 2014. The Company’s executive officers and directors are eligible to receive awards under the 2014 Stock Option Plan, including stock options and restricted stock units, in accordance with the terms and conditions of the 2014 Stock Option Plan.

At the 2015 annual meeting of the Company, which was held on July 22, 2015 (the “2015 Annual Meeting”), the Company’s stockholders approved the First Amendment to the Company’s 2014 Stock Option and Incentive Plan (the “Plan Amendment”). The Plan Amendment previously had been approved, subject to stockholder approval, by the Company’s Board of Directors on June 9, 2015. The Plan Amendment increases the aggregate number of shares authorized for issuance under the 2014 Stock Option Plan by 3,750,000 shares from 250,000 shares to 4,000,000 shares.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                 Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by the Registrant with the Commission (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

(a) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014 (File No. 001-36855), filed with the Commission on March 16, 2015 (including, for the avoidance of doubt, information specifically incorporated by reference in the Registrant’s Form 10-K from the Registrant’s Definitive Proxy Statement for its 2015 Annual Meeting of Stockholders, filed with the Commission on June 11, 2015);

(b) the Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2015 as filed with the Commission on May 6, 2015 and for the fiscal quarter ended June 30, 2015, as filed with the Commission on August 6, 2015;

(c) the Registrant’s Current Reports on Form 8-K as filed with the Commission on February 26, 2015, June 17, 2015, July 24, 2015, August 19, 2015 and August 31, 2015;

(d) all other documents filed with the Commission by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

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(e) the description of the Registrant’s outstanding Common Stock contained in the Registrant’s Registration Statement on Form S-8 as filed with the Commission on August 19, 2005, including any amendment or report filed for the purpose of updating such description, and in the Registrant’s Registration Statement on Form 8-A as filed with the Commission on February 23, 2015.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of a Current Report on Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4.                                 Description of Securities.

Not applicable.

Item 5.                                 Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                 Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of Delaware (the “DGCL”), empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith.

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The Registrant's certificate of incorporation, as amended, provides that the Registrant shall, to the fullest extent permitted by the DGCL, indemnify any director or officer which it shall have the power to indemnify under the DGCL against any expenses, liabilities, or other matters referred to in or covered by Section 145 of the DGCL. This indemnification continues after such person ceases to be a director or officer and inures to the benefit of the heirs, executors and administrators of said person. The Registrant shall not be required to indemnify a person in connection with such action, suit or proceeding initiated by such person if it was not authorized by the Registrant's board except under limited circumstances. The certificate of incorporation also provides that the right to indemnification includes the right to be paid by the Registrant for the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery by the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the certificate of incorporation or otherwise. The certificate of incorporation provides that the Registrant, by action of its board, may provide indemnification to employees and agents of the Registrant with the same scope and effect as the indemnification of directors and officers. The certificate of incorporation also contains a provision eliminating the liability of directors of the Registrant to the Registrant or its stockholders for monetary damage, to the fullest extent permitted by law. The certificate of incorporation also permits the Registrant to purchase and maintain insurance to protect itself and any director, officer, employee or agent against any expense, liability, or loss incurred by him or her if the Registrant would have the power to indemnify such persons against such expense, liability or loss under the DGCL. The certificate of incorporation also permits the Registrant to enter into agreements with any director, officer, employee or agent providing for indemnification rights equivalent to or greater than the indemnification rights set forth in the certificate of incorporation. The Registrant has entered into indemnification agreements with all of its directors and executive officers and maintains insurance for each director and executive officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.                                 Exemption from Registration Claimed.

Not applicable.

Item 8.                                 Exhibits.

The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this Registration Statement:

4.1	Ocata Therapeutics, Inc. 2014 Stock Option and Incentive Plan (incorporated herein by reference to Appendix C to the Registrant’s Definitive Proxy Statement on Schedule 14A filed September 26, 2014, 000-50295).

4.2	First Amendment to Ocata Therapeutics, Inc. 2014 Stock Option and Incentive Plan (incorporated herein by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed June 11, 2015, 001-36855).

5.1*	Legal opinion of Goodwin Procter LLP.

23.1*	Consent of SingerLewak LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1*	Power of attorney (included in the signature page to this Registration Statement).

* Filed herewith.

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Item 9.                                 Undertakings.

The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlborough, Commonwealth of Massachusetts, on the 6th day of November, 2015.

OCATA THERAPEUTICS, INC.

By:	/s/ Paul K. Wotton
Paul K. Wotton
President and Chief Executive Officer

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POWER OF ATTORNEY

We, the undersigned officers and directors of Ocata Therapeutics, Inc., hereby severally constitute and appoint Paul K. Wotton and Edward Myles, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the dates indicated.

Signature	Title	Date

/s/ Paul K. Wotton	Chief Executive Officer and Director (Principal Executive Officer)	November 6, 2015
Paul K. Wotton

/s/ Edward Myles	Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	November 6, 2015
Edward Myles

/s/ Michael Heffernan	Director	November 6, 2015
Michael Heffernan

/s/ Alan C. Shapiro	Director	November 6, 2015
Alan C. Shapiro

/s/ Robert Langer	Director	November 6, 2015
Robert Langer

/s/ Zohar Loshitzer	Director	November 6, 2015
Zohar Loshitzer

	Director	November 6, 2015
Gregory D. Perry

/s/ Brian Levy	Director	November 6, 2015
Brian Levy

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Ocata Therapeutics, Inc. 2014 Stock Option and Incentive Plan (incorporated herein by reference to Appendix C to the Registrant’s Definitive Proxy Statement on Schedule 14A filed September 26, 2014, 000-50295).

4.2	First Amendment to the Ocata Therapeutics, Inc. 2014 Stock Option and Incentive Plan (incorporated herein by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed June 11, 2015, 001-36855).

5.1*	Legal opinion of Goodwin Procter LLP.

23.1*	Consent of SingerLewak LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1*	Power of attorney (included in the signature page to this Registration Statement).

*      Filed herewith.

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